UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

Vision-Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

40 Ramland Road South
Orangeburg, NY		10962
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 365-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 19, 2008, Vision-Sciences, Inc., (“Vision-Sciences”, the “Company”, “we” or “us”) and SpineView, Inc. (“SpineView”), entered into a Development and Supply agreement  (the “SpineView Agreement”), pursuant to which we are to develop and supply a CCD-based video endoscope to SpineView for use with SpineView’s products.  SpineView is engaged in the development and manufacture of miniature, minimally invasive, disposable spine surgery devices that include reusable endoscopes for visualization and image guidance.

SpineView agreed to pay us $225,000 for certain non-recurring engineering costs, and to reimburse us for up to $40,000 of our out-of-pocket costs.  After the completion of certain milestones and delivery of a prototype, SpineView has agreed to place an initial firm order  with us for 50 video endoscopes at a purchase price of $27,000 per unit (the “Initial Order”), for a total of $1.35 million dollars.  Following delivery of the Initial Order, SpineView shall submit a forecast for the following 12 months, of which the first six months will be considered  a firm order at a price of $23,500 per video endoscope.  Payment for certain of these items is subject to the closing of certain of SpineView’s fundraising activities. We are also to be the exclusive supplier to SpineView of visualization means for use with some future SpineView products.

The initial term of the SpineView Agreement is for four years from the date of delivery of the Initial Order, and will automatically renew for successive one year periods, unless either party gives the other notice of its intention not to renew.

Mr. Lewis C. Pell, the chairman of our board of directors (our “Board”), is the chairman of the SpineView board of directors and an investor in SpineView.  Mr. Ron Hadani, our president and chief executive officer and a member of our Board, and Mr. Katsumi Oneda, a member of our Board, are also investors in SpineView.

Our policy with respect to transactions in which any of our directors or officers may have an interest, requires that such transaction (a) be on terms no less favorable to us than could be obtained from unaffiliated third parties and (b) be approved by a majority of the uninterested, outside members of the Board.

At a Board meeting held on May 29, 2008, the Board reviewed the terms of the final draft of the SpineView Agreement, outside of the presence of Mr. Pell, Mr. Oneda and Mr. Hadani.  The remaining (uninterested) members of our Board determined that the SpineView Agreement was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was approved.

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Development and Supply Agreement dated June 19, 2008 between Vision-Sciences, Inc. and SpineView, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vision-Sciences, Inc.
(Registrant)

June 23, 2008	/s/ YOAV M. COHEN
(Date)	Yoav M. Cohen
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Development and Supply Agreement dated June 19, 2008 between Vision- Sciences, Inc. and SpineView, Inc.